Interactive Intelligence Reports First-Quarter 2014 Financial Results

- Total orders up 42 percent from 2013 first quarter.
- Cloud-based orders increased 165 percent to 59 percent of total orders.
- Deferred and unbilled future cloud-based revenues up 56 percent year-over-year.

INDIANAPOLIS,  May 5, 2014 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global provider of software and services designed to improve the customer experience, has announced financial results for the first quarter ended March 31, 2014.

“We continue to execute on our strategy of aggressively capturing cloud communications market share,” said Interactive Intelligence founder and CEO Dr. Donald Brown. “This success is essential to our goal of becoming the leading vendor in the overall contact center market.

“As we increasingly shift to a higher proportion of cloud-based orders and have more revenue deferred to future quarters, our reported short-term profitability is affected,” continued Brown. “But we look beyond this and remain committed to making investments that drive the growth of our business, particularly with our cloud-based offerings targeting the highest growth segment of our market. As a result, we continue to expect cloud-based orders to outpace our overall 2014 order growth and comprise 55 to 60 percent of total orders for the year.”

First Quarter 2014 Financial Highlights:

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Orders: Total orders increased by 42 percent from the first quarter of 2013, with cloud-based orders up 165 percent to 59 percent of total orders. The company signed 34 orders over $250,000, which included nine orders over $1 million, compared to 39 orders over $250,000, including eight orders over $1 million in the same quarter last year. Average cloud-based orders from new customers increased to $935,000, compared to $788,000 in the first quarter of 2013.

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Revenues: Total revenues were $79.4 million, up 8 percent from the 2013 first quarter. Recurring revenues, including support fees from on-premises license agreements and fees from cloud-based customers, increased 28 percent to $43.4 million and accounted for 55 percent of total revenues. Cloud-based revenues increased 85 percent to $13.1 million. Product revenues were $22.8 million and services revenues $13.2 million, compared to $28.0 million and $11.4 million, respectively, in the first quarter of 2013.

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Total Deferred Revenues: Deferred revenues increased to $115.5 million, up from $110.2 million as of March 31, 2013. In addition, the amount of unbilled future cloud-based revenues increased to $205.5 million from $95.8 million at the end of the 2013 first quarter. The combination of deferred and unbilled future cloud-based revenues grew to $321.0 million, up 56 percent from $206.0 million as of March 31, 2013.

-

Operating Income (Loss): GAAP operating loss was $(4.8) million, compared to GAAP operating income of $3.4 million in the same quarter last year. Non-GAAP* operating loss was $(1.0) million, compared to non-GAAP* operating income of $6.2 million in the first quarter of 2013. The year-over-year decline was primarily due to the increase in cloud-based orders, which jumped from 31 percent of total orders in the first quarter of 2013, to 59 percent of total orders in the first quarter of 2014, and are recognized over the life of the contract.

-	Income Taxes: Income tax benefit for the first quarter was $2.2 million. The company’s estimated annual effective tax rate is 43.5 percent.

-

Net Income (Loss): GAAP net loss was $(2.6) million, or $(0.12) per diluted share based on 20.7 million weighted average shares outstanding, compared to GAAP net income for the same quarter in 2013 of $1.5 million, or $0.07 per diluted share based on 20.7 million weighted average diluted shares outstanding. Net income for the first quarter of 2013 included a $600,000 U.S. federal research and development tax credit related to 2012.

Non-GAAP net loss for the first quarter was $(0.4) million, or $(0.02) per diluted share, compared to non-GAAP net income of $3.6 million, or $0.17 per diluted share, in the same quarter in 2013.

-	Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $104.9 million as of March 31, 2014, compared to $107.8 million at the end of 2013.

-

Cash Flows: The company generated $5.3 million in cash flow from operations in the quarter and used $8.1 million for capital expenditures, which included continued expansion of its cloud infrastructure.

* A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included with this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

Additional First-Quarter 2014 and Recent Highlights:

-	Interactive Intelligence announced that it has entered into a letter of intent to acquire OrgSpan Inc., a privately held company that offers cloud-based enterprise social communications solutions.

-	The company unveiled its Global Alliance Program, which was designed to expand the company’s ecosystem of solutions and relationships to increase partner opportunities and benefits.

-	Interactive Intelligence’s channel director was named a CRN 2014 Channel Chief based on channel experience, program innovations, and channel-driven revenue.

-	The company created three new C-level positions to further strengthen its operations for improved global software and service delivery.

Interactive Intelligence will host a conference call today at 4:30 p.m. Eastern time (EDT) featuring Dr. Brown and the company's CFO, Stephen R. Head. A live Q&A session will follow opening remarks.

To access the teleconference, please dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: “Interactive Intelligence first-quarter earnings call.” The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

About Interactive Intelligence

Interactive Intelligence Group Inc. (Nasdaq: ININ) is a global provider of software and services designed to improve the customer experience. The company’s 6,000-plus customers worldwide have benefitted from its cloud and on-premises solutions for contact center, unified communications, and business process automation. Interactive Intelligence is among Software Magazine’s 2013 Top 500 Global Software and Service Providers, and has received a Frost & Sullivan Company of the Year Award for the last five consecutive years. In addition, Glassdoor honored Interactive Intelligence with its 2014 Employees’ Choice Award as one of the Best Places to Work in the U.S., and Mashable ranked Interactive Intelligence second on its 2014 list of the Seven Best Tech Companies to Work For. The company was founded in 1994 and employs more than 1,900 people worldwide. Interactive Intelligence is headquartered in Indianapolis, Indiana and has offices throughout North America, Latin America, Europe, Middle East, Africa and Asia Pacific. It can be reached at +1 317.872.3000 or info@inin.com. Visit Interactive Intelligence on the Web at www.inin.com; on Twitter at www.inin.com/twitter; on Facebook at www.inin.com/facebook; or on LinkedIn at www.inin.com/linkedin.

Non-GAAP Measures

The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments, exclude non-cash stock-based compensation expense and the amortization of certain intangible assets related to acquisitions by the company, and adjust for non-GAAP income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense and amortization of intangibles related to acquisitions are non-cash and non-GAAP income tax expense is pro forma based on non-GAAP earnings. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, our management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense and amortization of intangibles related to acquisitions amounts can vary significantly between companies, it is useful to compare results excluding these amounts. Our management also reviews financial statements that exclude stock-based compensation expense and amortization of intangibles amounts related to acquisitions for its internal budgets.

Forward Looking Statements

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes and competitive pressures in the industry; the company's ability to maintain profitability; to manage successfully its growth; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights and sensitive customer information adequately; worldwide economic conditions and their impact on customer purchasing decisions; improve the company’s brand and name recognition; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:

Stephen R. Head

Chief Financial Officer

Interactive Intelligence

+1 317.715.8412

steve.head@inin.com

Seth Potter

Investor Relations

ICR, Inc.

+1 646.277.1230

seth.potter@icrinc.com

Christine Holley

Senior Director of Market Communications

Interactive Intelligence

+1 317.715.8220

christine.holley@inin.com

###

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2014	2013

Revenues:
Product	$ 22,846	$ 27,991
Recurring	43,409	33,827
Services	13,193	11,420
Total revenues	79,448	73,238
Costs of revenues:
Costs of product	6,784	7,878
Costs of recurring	14,715	9,933
Costs of services	10,517	7,861
Amortization of intangible assets	49	49
Total costs of revenues	32,065	25,721
Gross profit	47,383	47,517
Operating expenses:
Sales and marketing	27,498	23,501
Research and development	13,799	12,524
General and administrative	10,427	7,614
Amortization of intangible assets	472	463
Total operating expenses	52,196	44,102
Operating income (loss)	(4,813)	3,415
Other income (expense):
Interest income, net	282	199
Other expense	(196)	(1,402)
Total other income (expense)	86	(1,203)
Income (loss) before income taxes	(4,727)	2,212
Income tax expense (benefit)	(2,163)	755
Net income (loss)	$ (2,564)	$ 1,457
Other comprehensive income (loss):
Foreign currency translation adjustment	$ 559	$ 105
Net unrealized investment loss - net of tax	(17)	(32)
Comprehensive income (loss)	$ (2,022)	$ 1,530

Net income (loss) per share:
Basic
Diluted	$ (0.12)	$ 0.07
	(0.12)	0.07

Shares used to compute net income (loss) per share:
Basic	20,689	19,704
Diluted	20,689	20,738

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three Months Ended
	March 31,
	2014	2013

Recurring revenue, as reported	$ 43,409	$ 33,827
Purchase accounting adjustments	5	85
Non-GAAP recurring revenue	$ 43,414	$ 33,912

Recurring revenue gross profit as reported	$ 28,694	$ 23,894
Purchase accounting adjustments	5	85
Non-cash stock-based compensation expense	307	166
Non-GAAP recurring revenue gross profit	$ 29,006	$ 24,145
Non-GAAP recurring revenue gross margin	66.8%	71.2%

Services revenue gross profit as reported	$ 2,676	$ 3,559
Non-cash stock-based compensation expense	106	48
Non-GAAP services revenue gross profit	$ 2,782	$ 3,607
Non-GAAP services revenue gross margin	21.1%	31.6%

Total revenue, as reported	$ 79,448	$ 73,238
Purchase accounting adjustments	5	85
Non-GAAP total revenue	$ 79,453	$ 73,323

Gross Profit, as reported	$ 47,383	$ 47,517
Revenue adjustments	5	85
Acquired technology	49	49
Non-cash stock-based compensation expense	413	214
Non-GAAP gross profit	$ 47,850	$ 47,865
Non-GAAP gross margin	60.2%	65.3%

Operating income (loss), as reported	$ (4,813)	$ 3,415
Purchase accounting adjustments	526	611
Non-cash stock-based compensation expense	3,240	2,170
Non-GAAP operating income (loss)	$ (1,047)	$ 6,196
Non-GAAP operating margin	(1.2%)	8.5%

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three Months Ended
	March 31,
	2014	2013
Net income (loss), as reported	$ (2,564)	$ 1,457
Purchase accounting adjustments:

Increase to revenues	5	85
Reduction of operating expenses:
Customer Relationships	427	418
Technology	49	49
Non-compete agreements	45	45
Acquisition Costs	-	14
Total	526	611
Non-cash stock-based compensation expense:
Cost of recurring revenues	307	166
Cost of services revenues	106	48
Sales and marketing	1,096	807
Research and development	954	616
General and administrative	777	533
Total	3,240	2,170
Non-GAAP income tax expense adjustment	(1,595)	(640)
Non-GAAP net income (loss)	$ (393)	$ 3,598

Diluted EPS, as reported	$ (0.12)	$ 0.07
Purchase accounting adjustments	0.02	0.03
Non-cash stock-based compensation expense	0.16	0.10
Non-GAAP income tax expense adjustment	(0.08)	(0.03)
Non-GAAP diluted EPS	$ (0.02)	$ 0.17

Interactive Intelligence Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2014	2013
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$ 51,990	$ 65,881
Short-term investments	37,932	32,162
Accounts receivable, net	70,759	80,414
Deferred tax assets, net	24,894	23,684
Prepaid expenses	27,669	21,989
Other current assets	13,826	13,566
Total current assets	227,070	237,696
Long-term investments	15,024	9,787
Property and equipment, net	41,581	36,919
Goodwill	37,625	37,298
Intangible assets, net	20,184	20,613
Other assets, net	13,749	10,909
Total assets	$ 355,233	$ 353,222

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$ 11,171	$ 8,727
Accrued liabilities	17,184	15,162
Accrued compensation and related expenses	13,309	17,494
Deferred product revenues	10,976	10,412
Deferred services revenues	80,769	81,630
Total current liabilities	133,409	133,425
Long-term deferred revenues	23,773	23,914
Deferred tax liabilities, net	1,404	2,388
Other long-term liabilities	3,904	4,140
Total liabilities	162,490	163,867

Shareholders' equity:
Preferred stock	-	-
Common stock	208	205
Additional paid-in-capital	175,479	170,072
Accumulated other comprehensive loss	(1,134)	(1,676)
Retained earnings	18,190	20,754
Total shareholders' equity	192,743	189,355
Total liabilities and shareholders' equity	$ 355,233	$ 353,222

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
Operating activities:
Net income (loss)	$ (2,564)	$ 1,457
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,402	2,832
Amortization	521	482
Other non-cash items	(96)	708
Stock-based compensation expense	3,240	2,170
Tax benefits from stock-based payment arrangements	(814)	(363)
Deferred income tax	(2,194)	(1,553)
Accretion of investment discount	(289)	(270)
Loss on disposal of fixed assets	29	-
Changes in operating assets and liabilities:
Accounts receivable	9,655	(10,802)
Prepaid expenses	(5,680)	(5,754)
Other current assets	554	(726)
Accounts payable	2,444	(768)
Accrued liabilities	2,309	(4,562)
Accrued compensation and related expenses	(4,185)	(3,747)
Deferred product revenues	564	6,839
Deferred services revenues	(1,002)	11,444
Other assets and liabilities	(610)	1,685
Net cash provided by (used in) operating activities	5,284	(928)

Investing activities:
Sales of available-for-sale investments	14,385	8,911
Purchases of available-for-sale investments	(25,135)	(13,200)
Purchases of property and equipment	(8,144)	(3,569)
Capitalized internal use software cost	(2,466)	(63)
Unrealized loss on investment	15	17
Net cash used in investing activities	(21,345)	(7,904)

Financing activities:
Proceeds from stock options exercised	3,701	5,704
Proceeds from issuance of common stock	269	400
Tax withholding on restricted stock awards	(2,614)	(899)
Tax benefits from stock-based payment arrangements	814	363
Net cash provided by financing activities	2,170	5,568
Net decrease in cash and cash equivalents	(13,891)	(3,264)
Cash and cash equivalents, beginning of period	65,881	45,057
Cash and cash equivalents, end of period	$ 51,990	$ 41,793

Cash paid during the period for:
Interest	$ 7	$ 4
Income taxes	363	6,764

Other non-cash item:
Purchases of property and equipment payable at end of period	640	309

Supplemental Data
(Dollars in thousands)
(unaudited)

	2013					2014
	Q1	Q2	Q3	Q4	Total	Q1
Margins (GAAP):
Product	71.9%	74.2%	75.5%	78.4%	75.2%	70.3%
Recurring	70.6%	71.4%	69.5%	67.6%	69.7%	66.1%
Services	31.2%	25.6%	28.9%	20.6%	26.3%	20.3%
Overall	64.9%	64.4%	64.5%	64.2%	64.5%	59.6%

Year-over-year Revenue Growth (GAAP):
Product	44.0%	41.9%	20.6%	28.3%	32.8%	-18.4%
Recurring	22.4%	23.6%	28.6%	25.2%	25.0%	28.3%
Services	100.6%	96.8%	74.1%	41.2%	73.0%	15.5%
Overall	38.8%	39.2%	31.5%	28.7%	34.1%	8.5%

Orders:
Over $1 million	8	13	12	15	48	9
Between $250,000 and $1 million	31	30	35	48	144	25

Number of new customers	74	89	67	86	316	54

Average new customer order:
Overall	$ 335	$ 272	$ 503	$ 485	$ 394	$ 516
Cloud-based	788	427	796	836	717	935